Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2007 relating to the financial statements and financial statement schedules, which appear in Security Capital Assurance Ltd’s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
August 30, 2007